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                                                               February 19, 2002




A.C. Moore Arts & Crafts, Inc.
500 University Court
Blackwood, New Jersey 08012

       Re:    A.C. Moore Arts & Crafts, Inc.
              Common Stock
              Registration Statement on Form S-3
              --------------------------------------------

Gentlemen:

         We have acted as counsel to A.C. Moore Arts & Crafts, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to (i) the offer and sale by the Company of up to 1,750,000 shares of Common Stock, no par value (the "Common Stock"); (ii) the offer and sale by the Selling Shareholders named in the Registration Statement ("Selling Shareholders") of 800,000 shares of Common Stock, including 64,500 shares being sold by Richard Lesser (the "Lesser Shares"), and (iii) the offer and sale by the Selling Shareholders of up to 382,500 shares of Common stock to be purchased at the option of the Underwriters to cover over-allotments, if any. This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined, and the genuineness of all signatures.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania and no opinion is expressed as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that:
(i) the 1,750,000 shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable and (ii) the 1,182,500 shares of Common Stock which are being offered by the Selling Shareholders pursuant to the Registration Statement, other than the Lesser Shares, are validly issued, fully paid and non-assessable, and (iii) The Lesser Shares, when issued upon exercise of an outstanding stock option for 64,500 shares of Common Stock held by Richard Lesser and receipt by the Company of the consideration required to be paid upon exercise of the option, will be validly issued, fully paid and non-assessable.



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A.C. Moore Arts & Crafts, Inc.
February 19, 2002
Page 2



         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Common Stock" in the Prospectus, which is part of the Registration Statement.

                                          Sincerely,


                                          /s/ BLANK ROME COMISKY & McCAULEY LLP



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                                   EXHIBIT "A"
                                   -----------



1.       The Company's Articles of Incorporation.

2.       The Company's Bylaws.

3. Resolutions of the Board of Directors adopted by unanimous consent of the Directors with respect to the sale by the Company of its Common Stock pursuant to the Registration Statement.

4.       The Registration Statement.

5.       Stock Option issued to Richard Lesser.

6.       The Company's Minute Book since the date of incorporation.